                                                                     Exhibit 3.2



                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                      AMERICAN BANK NOTE HOLOGRAPHICS, INC

                                TABLE OF CONTENTS

ARTICLE I - STOCKHOLDERS ................................................      1
      CERTIFICATES REPRESENTING STOCK ...................................      1
      FRACTIONAL SHARE INTERESTS ........................................      2
      STOCK TRANSFERS ...................................................      2
      RECORD DATE FOR STOCKHOLDERS ......................................      3
      MEANING OF CERTAIN TERMS ..........................................      4
      STOCKHOLDER MEETINGS ..............................................      5
            TIME ........................................................      5
            PLACE .......................................................      5
            CALL ........................................................      5
            NOTICE OR WAIVER OF NOTICE ..................................      5
            STOCKHOLDER LIST ............................................      6
            CONDUCT OF MEETING ..........................................      7
            PROXY REPRESENTATION ........................................      7
            INSPECTORS AND JUDGES .......................................      8
            QUORUM ......................................................      9
            VOTING ......................................................      9
            NOTICE OF STOCKHOLDER PROPOSAL ..............................     10
            PROCEDURE FOR NOMINATION BY STOCKHOLDERS ....................     11

ARTICLE II - DIRECTORS ..................................................     13
      FUNCTIONS AND DEFINITION ..........................................     13
      QUALIFICATIONS AND NUMBER .........................................     13
      ELECTION AND TERM .................................................     13
      MEETINGS ..........................................................     14
            TIME ........................................................     14
            FIRST MEETING ...............................................     14
            PLACE .......................................................     15
            CALL ........................................................     15
            NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER .....................     15
            QUORUM AND ACTION ...........................................     15
            CHAIRMAN OF THE MEETING .....................................     16
      REMOVAL OF DIRECTORS ..............................................     16
      COMMITTEES ........................................................     17
      EXECUTIVE COMMITTEE ...............................................     17
            APPOINTMENT .................................................     17
            CHAIRMAN ....................................................     18
            MEETINGS ....................................................     18
            NOTICE OF MEETING ...........................................     18

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
            WAIVER OF NOTICE ............................................     18
            QUORUM ......................................................     18
            RULES .......................................................     18
            VACANCIES ...................................................     19
      ACTION IN WRITING .................................................     19

ARTICLE III - OFFICERS ..................................................     19
      EXECUTIVE OFFICERS ................................................     19
      TERM OF OFFICE; REMOVAL ...........................................     19
      AUTHORITY AND DUTIES ..............................................     20
      THE CHAIRMAN OF THE BOARD OF DIRECTORS ............................     20
      THE PRESIDENT .....................................................     20
      VICE PRESIDENTS ...................................................     20
      THE SECRETARY .....................................................     20
      THE TREASURER .....................................................     21

ARTICLE IV - CORPORATE-SEAL AND CORPORATE BOOKS .........................     22

ARTICLE V - FISCAL YEAR .................................................     22

ARTICLE VI - INDEMNITY ..................................................     22

ARTICLE VII - AMENDMENTS ................................................     25

                              AMENDED AND RESTATED
                                     BY-LAWS

                                       OF

                      AMERICAN BANK NOTE HOLOGRAPHICS, INC.

                            (A Delaware Corporation)


                                    ARTICLE I

                                  STOCKHOLDERS

[1.   CERTIFICATES REPRESENTING STOCK.

      (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation representing the number of shares owned by such person in the Corporation. If such certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

      (b) Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

      (c) The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.]

2.    FRACTIONAL SHARE INTERESTS.

      The Corporation may, but shall not be required to, issue fractions of a share.

3.    STOCK TRANSFERS.

      Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfer of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by such person's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the


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certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

4.    RECORD DATE FOR STOCKHOLDERS.

      (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date


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
has been fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.    MEANING OF CERTAIN TERMS.

      As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation, including any preferred stock which is denied voting rights under the provisions of the resolution or resolutions adopted by the Board of Directors with respect to the issuance thereof.


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
6.    STOCKHOLDER MEETINGS.

      (a) TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors. A special meeting shall be held on the date and at the time fixed by the Board of Directors.

      (b) PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the Board of Directors may, from time to time, fix. Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of Delaware.

      (c) CALL. Annual meetings may be called by the Board of Directors or by any officer instructed by the Board of Directors to call the meeting. Special meetings of the stockholders may be called by the Chairman of the Board of Directors whenever the Chairman shall deem it proper to do so; and on the request to the Chairman in writing by a majority of the Directors or by the holders of three-fourths of the total amount of the Corporation's issued and outstanding capital stock which is regularly entitled to vote.

      (d) NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of Directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state such other action or actions as are known at the time of such notice. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called and no other business shall be transacted at such meeting. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such person's address as it appears on the records of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

      (e) STOCKHOLDER LIST. There shall be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

      (f) CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice President, a chairman for the meeting chosen by the Board of Directors or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation or, in such person's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman for the meeting shall appoint a secretary of the meeting.

      (g) PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such person's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be

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irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

      (h) INSPECTORS AND JUDGES. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed by the Board of Directors, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the person presiding thereat. Each inspector or judge, if any, before entering upon the discharge of such person's duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine: the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspectors or judges, if any, shall also receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such other acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector (or inspectors) or judge (or judges), if any, shall make a report in writing of any challenge, question or matter determined by such person or persons and execute a certificate of any fact so found.

      (i) QUORUM. Except as the General Corporation Law or these By-Laws may otherwise provide, the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

      (j) VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and of these By-Laws, or, with respect to the issuance of preferred stock, in accordance with the terms of a resolution or resolutions of the Board of Directors providing for the issuance thereof, shall be entitled to one vote (or, in the case of preferred stock, such number of votes as is specified in he applicable resolutions of the Board of Directors providing for the issuance thereof), in person or by proxy, for each share of stock entitled to vote held by such stockholder. In the election of Directors, a plurality of the votes present at the meeting and entitled to vote on the election of Directors shall elect such Directors. Any other action shall be authorized by the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the subject matter, except where the Certificate of Incorporation or the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power.

      Voting by ballot shall not be required for corporate action except as otherwise provided by the General Corporation Law.

      (k) NOTICE OF STOCKHOLDER PROPOSAL. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the Meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the. Secretary of the Corporation. To be timely, a stockholder's notice must be personally delivered to or mailed (by United States mail, postage prepaid) and received by the Secretary at the principal Executive offices of the Corporation not later than the following dates: (1) 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting or 90 days in advance of such meeting if such meeting is to be hold on or after the anniversary of the previous year's annual meeting; and (2) with respect to any other annual meeting of stockholders the close of business on the tenth day following the date of public disclosure of the date of such meeting is first made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the

Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this paragraph and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

      (l) PROCEDURE FOR NOMINATION BY STOCKHOLDERS. Nominations of candidates for election as directors at any meeting of stockholders called for the election of directors (an "Election Meeting") may be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting only in accordance with the procedures established by this paragraph. Any stockholder entitled to vote for the election of a director at an Election Meeting may nominate one or more persons for such election only if written notice at such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail postage prepaid, to the Secretary of the Corporation. Such notice must be received by the secretary at the principal executive offices of the Corporation not later than the following dates: (1) with respect to an annual meeting of stockholders, 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting or 90 days in advance of such meeting if such, meeting is to be held on or after the anniversary of the previous year's annual meeting; and (2) with respect to any other annual meeting of stockholders or a special meeting of stockholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting is first made. The written notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election as director (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee, and (iv) such other information concerning each such nominee as would be required under the rules of the United States Securities and Exchange Commission to be set forth in a proxy statement soliciting proxies for the election of such nominee as a director (including without limitation, a signed consent of each such nominee to serve as a director of the Corporation, if elected) and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election an a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholders' notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

                                  ARTICLE II
                                  DIRECTORS

1.    FUNCTIONS AND DEFINITION.

      The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The use of the phrase "whole Board" herein refers to the total number of Directors which the Corporation would have if there were no vacancies.

2.    QUALIFICATIONS AND NUMBER.

      A Director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of three persons. Thereafter the number of Directors constituting the whole board shall be at least two and not more than 21. Subject to the provisions of the Certificate of Incorporation, the number of Directors may be increased or decreased by action of the Board of Directors; provided, however, that no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

3.    ELECTION AND TERM.

      The first Board of Directors, unless the members thereof shall have been named in the Certificate of Incorporation, shall be those directors in office as of the date of the adoption of these Amended and Restated By-Laws and shall hold office until the first annual meeting of stockholders and until their successors have been elected and qualified or until their resignation or removal. Any Director may resign at any time upon written notice to the Corporation.

Thereafter, Directors who are elected at an annual meeting of stockholders, and Directors who are elected in the interim to fill vacancies and newly created Directorships, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of Directors and/or for the removal of one or more Directors and for the filing of any vacancies in the Board of Directors, including vacancies resulting from the removal of Directors for cause or without cause, any vacancy in the Board of Directors may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director.

4. MEETINGS.

      (a) TIME. Regular meetings shall be held at such time as the Board shall fix. Special meetings may be called upon notice.

      (b) FIRST MEETING. The first meeting of each newly elected Board may be held immediately after each annual meeting of the stockholders at the same place at which the meeting is held, and no notice of such meeting shall be necessary to call the meeting, provided a quorum shall be present. In the event such first meeting is not so held immediately after the annual meeting of the stockholders, it may be held at such time and place as shall be specified in the notice given as provided for special meetings of the Board of Directors, or at such time and place as shall be fixed by the consent in writing of all of the Directors.

      (c) PLACE. Meetings, both regular and special, shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

      (d) CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, the President, or of a majority of the Directors.

      (e) NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place shall be given for special meetings at least three days prior to the meeting; notice may be given by telephone of telefax (in which case it is effective when given) or by mail (in which case it is effective seventy-two hours after mailing by prepaid first class mail). The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any Director who signs a written waiver of such notice before or after the time stated therein. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      (f) QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the Directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third (1/3) of the whole Board. Any Director may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all

Directors participating in the meeting can hear each other, and such participation in a meeting of the Board shall constitute presence in person at such meeting. A majority of the Directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the act of the Board shall be the act by vote of a majority of the Directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these By-Laws which govern a meeting of Directors held to fill vacancies and newly created Directorships in the Board.

      (g) CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other Director chosen by the Board, shall preside.

5.    REMOVAL OF DIRECTORS.

      Any or all of the Directors may be removed only for cause by the affirmative vote of three-quarters of the entire Board of Directors or by the affirmative vote of two-thirds of the votes represented by the issued and outstanding shares of the Corporation entitled to vote at a meeting called for such purpose.

6.    COMMITTEES.

      The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or, disqualification of any member of any such committee or committees, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

7.    EXECUTIVE COMMITTEE.

      (a) APPOINTMENT. The Directors at their meeting held immediately after the annual meeting of stockholders shall appoint the Chairman of the Board, the President, and such other members of their body as they shall determine in their sole discretion as an Executive Committee. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise (subject to any regulations which the Directors may from time to time make) all the powers of the Board of Directors in the management and direction of the operations of the corporation (except only such acts as must by law be performed by the Directors themselves) in such manner as the Executive Committee may deem best for the


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interests of the corporation in all cases in which specific directions shall not have been given by the Board of Directors. All action by the Executive Committee shall be reported to and shall be subject to review by the Board of Directors.

      (b) CHAIRMAN. The Board of Directors shall designate one of the members of the Executive Committee to be its Chairman. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee. The Chairman of the Executive Committee shall perform such other duties as may be designated by the Board of Directors.

      (c) MEETINGS. The Executive Committee shall meet at the office of the Corporation at such times as they shall by resolution appoint, and may meet at any other time or place on the call of the Chairman.

      (d) NOTICE OF MEETING. Notice of meetings of the Executive Committee shall be given to each member by the Chairman at least five days before the meeting.

      (e) WAIVER OF NOTICE. If any meeting of the Executive Committee at which all of the members are present, though held without notice, any and all business may be transacted in the same manner as if due notice had been given.

      (f) QUORUM. A majority of the members of the Executive Committee shall constitute a quorum.

      (g) RULES. The Executive Committee may from time to time adopt rules for its procedures not in conflict with the By-Laws of the Corporation or the actions taken by the Board of Directors.


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
      (h) VACANCIES. The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or to dissolve the Executive Committee.

8.    ACTION IN WRITING.

      Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                  ARTICLE III

                                   OFFICERS

1.    EXECUTIVE OFFICERS.

      The Board of Directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice Presidents (which may be denominated with additional descriptive titles), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as it may determine. Any number of offices may be held by the same person.

2.    TERM OF OFFICE; REMOVAL.

      Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor has been elected and qualified or until the earlier resignation or removal of such officer. The Board of Directors may at any time remove any officer for cause or without cause.


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
3.    AUTHORITY AND DUTIES.

      All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, by the Board of Directors.

4.    THE CHAIRMAN OF THE BOARD OF DIRECTORS.

      The Chairman of the Board of Directors, if present and acting, shall preside at all meetings of the Board of Directors, otherwise, the President, if present, shall preside, or if the President does not so preside, any other Director chosen by the Board shall preside. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation.

5.    THE PRESIDENT.

      The President shall be the chief operating officer of Corporation.

6.    VICE PRESIDENTS.

      Any Vice President that may have been appointed, in the absence or disability of the President, shall perform the duties and exercise the powers of the President, in the order of their seniority, and shall perform such other duties as the Board of Directors shall prescribe.

7.    THE SECRETARY.

      The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary (or in such officer's absence, an Assistant Secretary, but if neither is present another person selected by the Chairman for the


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
meeting) shall have the duty to record the proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose.

8.    THE TREASURER.

      The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

                                   ARTICLE IV
                                 CORPORATE-SEAL
                                       AND
                                 CORPORATE BOOKS

      The corporate seal shall be in such form as the Board of Directors shall prescribe. The books of the Corporation may be kept within or without the State of Delaware, at such place or places as the Board of Directors may, from time to time, determine.

                                    ARTICLE V

                                   FISCAL YEAR

      The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI
                                    INDEMNITY

      (a) Any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (hereinafter an "Indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Laws as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such action, suit or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of the proceeding, whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe such conduct was unlawful.

      (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation partnership, joint venture, trust or other enterprise (including employee benefit plans) shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto, against expenses (including attorneys fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court in which such suit or action was brought, shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      (c) All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any suit, action or proceeding, may be advanced to the Indemnitee by the Corporation to the extent permitted under the General Corporation Law.

      (d) The rights to indemnification and to advancement of expenses conferred in this article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, a By-Law of the Corporation, agreement, vote of stockholders or disinterested Directors or otherwise.

      (e) The indemnification and advancement of expenses provided by this article shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                                  ARTICLE VII
                                  AMENDMENTS

      The By-Laws may be amended, added to, rescinded or repealed by the unanimous written consent of all Directors or the affirmative vote of a majority of the entire Board of Directors acting at a regular or special meeting called by written notice, which written notice shall include notice of the proposed action to amend the By-Laws, or by the affirmative vote of a majority of votes represented by the issued and outstanding shares of the Corporation entitled to vote at a meeting called for such purpose.